GOOSEHEAD INSURANCE, INC. ANNOUNCES SECOND QUARTER 2025 RESULTS
– Total Revenue Increased 20% and Core Revenue* Grew 18% over the Prior-Year Period –
– Total Written Premium increased 18% to $1.2 billion over the Prior-Year Period –
–Net Income of $8.3 million versus Net Income of $10.9 million a year ago –
– Adjusted EBITDA* of $29.2 million versus $24.7 million in the Prior-Year Period –

WESTLAKE, TEXAS – July 23, 2025 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the second quarter ended June 30, 2025.

Second Quarter 2025 Highlights
•Total Revenues grew 20% over the prior-year period to $94.0 million in the second quarter of 2025
•Second quarter Core Revenues* of $86.8 million increased 18% over the prior-year period
•Second quarter net income of $8.3 million decreased from net income of $10.9 million a year ago
•EPS of $0.20 per share decreased from $0.25 in the prior-year period, and Adjusted EPS* of $0.49 per share increased 14% over the prior-year period
•Net Income Margin for the second quarter was 9%
•Adjusted EBITDA* of $29.2 million increased from $24.7 million in the prior-year period
•Adjusted EBITDA Margin* decreased versus the prior-year period to 31%
•Total Written Premiums placed for the second quarter increased 18% over the prior-year period to $1.2 billion.
•Policies in Force increased 13% from the prior-year period to approximately 1,793,000
•Corporate agent headcount of 479 was up 53% compared to the prior-year period
•Total franchise producers of 2,085 increased 5% from the prior-year period

"We delivered another strong quarter result while making substantial investments in people and technology that are laying the foundation for significant transformation, efficiency and future growth," said Mark Miller, President and CEO. "In the second quarter we delivered premium growth of 18%, total revenue growth of 20%, core revenue growth of 18%, net income decline of 24% and adjusted EBITDA growth of 18% with net income margin of 9% and adjusted EBITDA margin of 31%. We are adding productive capacity to our corporate and franchise networks in varied geographies, building new go-to-market motions through enterprise sales and partnerships, and developing new technologies to engage with clients and partners in the ways they find most optimal - be it through agent interaction or digitally direct. We continue our work to become the largest distributor of personal lines in our founder's life-time and I am extremely proud to be part of this incredible team executing towards that objective."

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

Second Quarter 2025 Results
For the second quarter of 2025, revenues were $94.0 million, an increase of 20% compared to the corresponding period in 2024. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other franchise revenues, were $86.8 million, a 18% increase from $73.4 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. During the quarter, we recovered $4.0 million of renewal commission and royalty fees, from an existing large carrier partner which raised the commission for all of their existing business with Goosehead. This increased commission rate should result in an ongoing benefit to our existing renewal book of approximately $1.5 million in the second half of the year. Core Revenue growth was driven by increased producer count, improved franchise productivity, client retention of 84%, and moderating premium rate increases. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 18% in the second quarter.

Total operating expenses for the second quarter of 2025 were $78.4 million, up from $62.7 million in the prior-year period. Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses* for the second quarter of 2025 were $64.9 million, up 21% from $53.4 million in the prior-year period. Employee compensation and benefits increased to $50.4 million from $42.6 million in the prior-year period. Employee compensation and benefits, excluding equity-based compensation* increased to $44.4 million from $35.9 million in the prior-year period. The increases were primarily due to investments in corporate producers and our service and technology functions. Equity-based compensation decreased to $6.0 million for the period, compared to $6.6 million in the prior-year period.

General and administrative expenses increased to $24.6 million from $16.9 million in the prior-year period. General and administrative expenses, excluding impairment*, increased to $20.0 million from $16.9 million in the prior-year period. The increases were primarily due to investments in technology and systems to drive growth and continue to improve the client experience. Bad debt expense of $0.6 million decreased from $0.7 million in the prior-year period. During the second quarter, the Company identified three office leases that would be exited or subleased. As a result, the Company recorded impairment expense for the second quarter of 2025 of $4.7 million.

Net income in the second quarter of 2025 was $8.3 million versus net income of $10.9 million in the prior-year period. Earnings per share and Net Income Margin for the second quarter of 2025 were $0.20 and 9%, respectively. Adjusted EPS for the second quarter of 2025, which excludes equity-based compensation and impairment expense, was $0.49 per share. Total Adjusted EBITDA was $29.2 million for the second quarter of 2025 compared to $24.7 million in the prior-year period. Adjusted EBITDA Margin of 31% decreased compared to the prior-year period.

*Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses; Employee compensation and benefits, excluding equity-based compensation; and General and administrative expenses, excluding impairment are non-GAAP measures. For the definition and reconciliation of each non-GAAP measure, see “Reconciliation of Non-GAAP Measures to GAAP” below.

Liquidity and Capital Resources
As of June 30, 2025, the Company had cash and cash equivalents of $92.4 million. We had an unused line of credit of $75.0 million as of June 30, 2025. Total outstanding term note payable balance was $299.3 million as of June 30, 2025. During the quarter ended June 30, 2025, the Company repurchased and retired 6 thousand shares at an average share price of $94.51. As of June 30, 2025, $99.5 million remains available under the share repurchase authorization.

On July 9, 2025, the Company successfully completed the repricing of its existing $299.3 million term loan B maturing on January 8, 2032. The term loan facility will bear interest at a rate of SOFR plus 3.00%, representing a 50 basis point reduction from the prior term loan interest rate

2025 Outlook
The Company’s guidance for full year 2025 is as follows:
•Total written premiums placed for 2025 are expected to be between $4.38 billion and $4.65 billion, representing growth of 15% on the low end of the range to 22% on the high end of the range.
•Total revenues for 2025 are expected to be between $350 million and $385 million, representing growth of 11% on the low end of the range to 22% on the high end of the range.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance

Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Commissions and agency fees	$38,076	$31,619	$67,499	$57,840
Franchise revenues	55,772	46,225	101,744	84,214
Interest income	179	244	368	494
Total revenues	94,027	78,088	169,611	142,548
Operating Expenses:
Employee compensation and benefits	50,388	42,551	98,722	84,681
General and administrative expenses	24,647	16,855	42,206	34,035
Bad debts	550	653	957	1,780
Depreciation and amortization	2,782	2,632	5,452	5,200
Total operating expenses	78,367	62,691	147,337	125,696
Income from operations	15,660	15,397	22,274	16,852
Other Income:
Interest expense	(6,303)	(1,982)	(12,126)	(3,469)
Other income (expense)	815	441	983	(6,286)
Income before taxes	10,172	13,856	11,131	7,097
Tax expense (benefit)	1,889	2,981	202	(5,587)
Net income	8,283	10,875	10,929	12,684
Less: net income attributable to noncontrolling interests	3,133	4,677	3,437	4,672
Net income attributable to Goosehead Insurance, Inc.	$5,150	$6,198	$7,492	$8,012
Earnings per share:
Basic	$0.20	$0.25	$0.30	$0.32
Diluted	$0.18	$0.24	$0.27	$0.29
Weighted average shares of Class A common stock outstanding
Basic	25,216	24,693	25,005	24,890
Diluted	38,553	38,031	38,542	38,435

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Core Revenue:
Renewal Commissions(1)	$23,119	$20,591	$40,071	$36,552
Renewal Royalty Fees(2)	45,381	36,828	82,625	65,881
New Business Commissions(1)	7,559	6,682	13,314	12,363
New Business Royalty Fees(2)	7,820	7,169	14,749	13,402
Agency Fees(1)	2,906	2,137	5,146	4,048
Total Core Revenue	86,785	73,407	155,905	132,246
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,247	1,631	2,589	3,875
Interest Income	179	244	368	494
Total Cost Recovery Revenue	1,426	1,875	2,957	4,369
Ancillary Revenue:
Contingent Commissions(1)	4,492	2,209	8,968	4,877
Other Franchise Revenues(2)	1,324	598	1,781	1,055
Total Ancillary Revenue	5,816	2,807	10,749	5,933
Total Revenues	94,027	78,088	169,611	142,548
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	44,372	35,919	86,470	70,692
General and administrative expenses, excluding impairment	19,953	16,855	37,512	33,688
Bad debts	550	653	957	1,780
Total	64,875	53,427	124,939	106,160
Adjusted EBITDA	29,152	24,661	44,672	36,388
Adjusted EBITDA Margin	31%	32%	26%	26%

Interest expense	(6,303)	(1,982)	(12,126)	(3,469)
Depreciation and amortization	(2,782)	(2,632)	(5,452)	(5,200)
Tax (expense) benefit	(1,889)	(2,981)	(202)	5,587
Equity-based compensation	(6,016)	(6,632)	(12,253)	(13,989)
Impairment expense	(4,694)	—	(4,694)	(347)
Other income (expense)	815	441	983	(6,286)
Net Income	$8,283	$10,875	$10,929	$12,684
Net Income Margin	9%	14%	6%	9%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2025 and 2024.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and six months ended June 30, 2025 and 2024.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current Assets:
Cash and cash equivalents	$92,388	$54,280
Restricted cash	3,234	3,693
Commissions and agency fees receivable, net	10,597	31,375
Receivable from franchisees, net	11,323	11,077
Prepaid expenses	17,626	8,139
Total current assets	135,168	108,564
Receivable from franchisees, net of current portion	3,082	3,469
Property and equipment, net of accumulated depreciation	21,967	24,101
Right-of-use asset	32,266	37,420
Intangible assets, net of accumulated amortization	30,329	25,075
Deferred income taxes, net	207,521	193,478
Other assets	6,254	5,546
Total assets	$436,587	$397,653
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$23,173	$22,891
Premiums payable	3,234	3,693
Lease liability	6,357	6,535
Contract liabilities	3,478	3,275
Note payable	3,000	10,063
Liabilities under tax receivable agreement	6,993	—
Total current liabilities	46,235	46,457
Lease liability, net of current portion	51,925	54,536
Note payable, net of current portion	289,777	82,251
Contract liabilities, net of current portion	14,436	15,191
Liabilities under tax receivable agreement, net of current portion	164,808	160,142
Total liabilities	567,181	358,577
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 25,351 shares issued and outstanding as of June 30, 2025, 24,668 shares issued and outstanding as of December 31, 2024	254	247
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 12,207 issued and outstanding as of June 30, 2025, 12,620 shares issued and outstanding as of December 31, 2024	122	126
Additional paid in capital	74,730	58,917
Accumulated deficit	(153,695)	(15,401)
Total stockholders' equity	(78,589)	43,889
Non-controlling interests	(52,005)	(4,813)
Total equity	(130,594)	39,076
Total liabilities and equity	$436,587	$397,653
.

Goosehead Insurance, Inc.
Reconciliation of Non-GAAP Measures to GAAP
This release includes certain financial performance measures that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Franchise Revenues. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management and our investors because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
•“Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses” is defined as total operating expenses (the most directly comparable GAAP measure) before equity-based compensation, depreciation and amortization, and impairment expenses. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
•“Employee compensation and benefits, excluding equity-based compensation” is defined as Employee compensation and benefits (the most directly comparable GAAP measure) before equity-based compensation. This measure is useful to management and our investors as it eliminates the impact of certain non-cash compensation charges.
•“General and administrative expenses, excluding impairment” is defined as general and administrative expenses (the most directly comparable GAAP measure) before impairment expense. This measure is useful to management and our investors as it eliminates the impact of certain non-cash charges.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total Revenues	$94,027	$78,088	$169,611	$142,548

Core Revenue:
Renewal Commissions(1)	$23,119	$20,591	$40,071	$36,552
Renewal Royalty Fees(2)	45,381	36,828	82,625	65,881
New Business Commissions(1)	7,559	6,682	13,314	12,363
New Business Royalty Fees(2)	7,820	7,169	14,749	13,402
Agency Fees(1)	2,906	2,137	5,146	4,048
Total Core Revenue	86,785	73,407	155,905	132,246
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,247	1,631	2,589	3,875
Interest Income	179	244	368	494
Total Cost Recovery Revenue	1,426	1,875	2,957	4,369
Ancillary Revenue:
Contingent Commissions(1)	4,492	2,209	8,968	4,877
Other Franchise Revenues(2)	1,324	598	1,781	1,055
Total Ancillary Revenue	5,816	2,807	10,749	5,933
Total Revenues	$94,027	$78,088	$169,611	$142,548
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income	$8,283	$10,875	$10,929	$12,684
Interest expense	6,303	1,982	12,126	3,469
Depreciation and amortization	2,782	2,632	5,452	5,200
Tax expense (benefit)	1,889	2,981	202	(5,587)
Equity-based compensation	6,016	6,632	12,253	13,989
Impairment expense	4,694	—	4,694	347
Other (income) expense	(815)	(441)	(983)	6,286
Adjusted EBITDA	$29,152	$24,661	$44,672	$36,388
Net Income Margin(1)	9%	14%	6%	9%
Adjusted EBITDA Margin(2)	31%	32%	26%	26%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($8,283/$94,027) and ($10,875/$78,088) for the three months ended June 30, 2025 and 2024. Net Income Margin is calculated as Net Income divided by Total Revenue ($10,929/$169,611) and ($12,684/$142,548) for the six months ended June 30, 2025 and 2024.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($29,152/$94,027), and ($24,661/$78,088) for the three months ended June 30, 2025 and 2024, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($44,672/$169,611), and ($36,388/$142,548) for the six months ended June 30, 2025 and 2024.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and six months ended June 30, 2025 and 2024. Note that totals may not sum due to rounding:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Earnings per share - basic (GAAP)	$0.20	$0.25	$0.30	$0.32
Add: equity-based compensation(1)	0.16	0.18	0.33	0.37
Add: impairment expense(2)	0.13	—	0.13	0.01
Adjusted EPS (non-GAAP)	$0.49	$0.43	$0.76	$0.70
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$6.0 million/(25.2 million + 12.3 million)] for the three months ended June 30, 2025 and [$6.6 million/ (24.7 million + 12.8 million)] for the three months ended June 30, 2024. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$12.3 million/(25.0 million + 12.5 million)] for the six months ended June 30, 2025 and [$14.0 million/ (24.9 million + 12.8 million)] for the six months ended June 30, 2024.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$4.7 million/(25.2 million + 12.3 million)] for the three months ended June 30, 2025 and [$4.7 million/(25.0 million + 12.5 million)] for the six months ended June 30, 2025. Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(24.9 million + 12.8 million)] for the six months ended June 30, 2024. No impairment was recorded for the three months ended June 30, 2024.

Goosehead Insurance, Inc.
Key Performance Indicators

	June 30, 2025	December 31, 2024	June 30, 2024
Corporate sales agents < 1 year tenured	282	253	157
Corporate sales agents > 1 year tenured	197	164	156
Operating franchises < 1 year tenured	95	90	89
Operating franchises > 1 year tenured	980	1,013	1,033
Total Franchise Producers	2,085	2,092	1,995
QTD Corporate Agent Productivity < 1 Year (1)	$18,612	$12,787	$21,338
QTD Corporate Agent Productivity > 1 Year (1)	$30,709	$26,788	$32,146
QTD Franchise Productivity < 1 Year (2)	$17,837	$17,861	$23,401
QTD Franchise Productivity > 1 Year (2)	$36,287	$29,089	$30,433
Policies in Force	1,793,000	1,674,000	1,588,000
Client Retention	84%	84%	84%
Premium Retention	95%	98%	99%
QTD Written Premium (in thousands)	$1,175,909	$965,596	$998,874
Net Promoter Score ("NPS")	84	89	91
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Franchise: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, divided by the average number of franchises for the same period, prior to paying Royalty Fees to the Company.